As filed with the U.S. Securities and Exchange Commission on October 4, 2021

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harbor Custom Development, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	1531	46-4827436
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sterling Griffin, Chief Executive Officer and President

Harbor Custom Development, Inc.

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynne Bolduc, Esq.	Anthony Marsico, Esq.
Fitzgerald Yap Kreditor, LLP	Dorsey & Whitney LLP
2 Park Plaza, Suite 850	51 West 52nd Street
Irvine, California 92614	New York, NY 10019
Tel: (949) 788-8900	Tel: (212) 415-9214
Fax: (949) 788-8980	Fax: (212) 953-7201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-259465)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

	CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fees
Series A Cumulative Convertible Preferred Stock(3)	$6,900,000	$639.63
Warrants to purchase Common Stock(4)	$-	$-
Common Stock underlying Series A Cumulative Convertible Preferred Stock and Warrants(5)(6)	$5,486,000	$508.55
TOTAL(7)	$12,386,000	$1,148.18

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(2)	Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Represents only the additional amount of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-259465). Includes the aggregate offering price of additional shares of Series A Preferred Stock that the underwriters have the option to purchase from the Registrant to cover over-allotments, if any.
(4)	Represents only the additional amount of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-259465). Includes additional Warrants that the underwriters have the option to purchase from the Registrant to cover over-allotments, if any.
(5)	Calculated in accordance with Rule 457(g) of the Securities Act, based upon the initial exercise price of the Warrants..
(6)	Includes (i) shares of Common Stock issuable upon conversion of the Series A Preferred Shares; and (ii) the exercise of the Warrants into shares of Common Stock at an exercise price of $2.97 per Warrant.
(7)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $70,000,000 on its Registration Statement on Form S-1 (File No. 333-259465), which was declared effective by the Securities and Exchange Commission on October 4, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $12,386,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters over-allotment option.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the maximum aggregate offering price of securities offered by Harbor Custom Development, Inc. (the “Registrant”) of up to an additional (1) $6,900,000 of its 8.0% Series A Cumulative Convertible Preferred Stock, no par value per share (the “Series A Preferred Shares”); (ii) $5,486,000 warrants exercisable to purchase shares of Common Stock (the “Warrants”); and (iii) shares of the Registrant’s common stock, no par value (the “Common Stock”) issuable upon the conversion of the Series A Preferred Shares and the exercise of the Warrants.

This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 259465) (the “Prior Registration Statement”) initially filed by the Registrant on September 10, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on October 4, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of October 5, 2021); (2) it will not revoke such instructions; (3) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than October 5, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-259465) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of FitzGerald Yap Kreditor, LLP				X
23.1	Consent of Rosenberg Rich Baker Berman, P.A.				X
23.2	Consent of FitzGerald Yap Kreditor LLP (included in Exhibit 5)
24.1	Power of Attorney (see signature page of Registration Statement on Form S-1)	S-1	24.1	04/14/2021

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gig Harbor, State of Washington, on October 4, 2021.

Harbor Custom Development, Inc.

By:	/s/ Sterling Griffin
Sterling Griffin
Chief Executive Officer, President, and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sterling Griffin	Chief Executive Officer, President, and Chairman of the Board of Directors	October 4, 2021
Sterling Griffin	(Principal Executive Officer)

*	Interim Chief Financial Officer	October 4, 2021
Tim O’Sullivan	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 4, 2021
Karen Bryant

*	Director	October 4, 2021
Dennis Wong

*	Director	October 4, 2021
Larry Swets

*	Director	October 4, 2021
Wally Walker

*	Director	October 4, 2021
Richard Schmidtke

*	Director	October 4, 2021
Chris Corr

* By:	/s/ Sterling Griffin
Sterling Griffin
Attorney-in-Fact

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